     Exhibit 23.1

Jaspers + Hall, PC

9175 East Kenyon Avenue, Suite 100

Denver, Colorado 80237

(303) 796-0099

March 26, 2007

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, NE

Washington, DC 20549

RE: Probe Manufacturing, Inc. – 10-KSB

Dear Sir/Madame:

We hereby consent to the incorporation by reference in this report on Form 10-KSB of our report dated March 8, 2007 on our audits of the financial statements of Probe Manufacturing, Inc.’s for the years ended December 31, 2006 and 2005, and to all references to our firm included in this report on Form 10-KSB.

Sincerely,

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC

Denver, Colorado